Exhibit 4.1

JDS UNIPHASE CORPORATION

0.625% Senior Convertible Debentures due 2033

INDENTURE

Dated as of August 21, 2013

Wells Fargo Bank, National Association

as Trustee

i

Section 11.07.	Rules by Trustee, Paying Agent and Registrar	74
Section 11.08.	Legal Holidays	74
Section 11.09.	Governing Law; Waiver of Jury Trial	74
Section 11.10.	No Recourse Against Others	74
Section 11.11.	Successors	74
Section 11.12.	Multiple Originals	74
Section 11.13.	Table of Contents; Headings	74
Section 11.14.	Calculations in Respect of the Securities	74
Section 11.15.	Force Majeure	75
Section 11.16.	USA PATRIOT Act	75

Exhibit A — Form of Security

INDENTURE dated as of August 21, 2013 between JDS UNIPHASE CORPORATION, a Delaware corporation (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

WHEREAS, the Company has duly authorized the creation of an issue of its 0.625% Senior Convertible Debentures due 2033 (the “Securities”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Securities, when the Securities are duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Securities have in all respects been duly authorized,

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.03(d), Section 4.03(e) and Default Additional Interest payable pursuant to Section 6.13, as applicable.

“Additional Securities” has the meaning specified in Section 2.16.

“Additional Shares” has the meaning specified in Section 10.05.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.09(f).

“Authentication Order” means a written order of the Company, such order signed by an Officer of the Company, requesting that the Trustee authenticate Securities hereunder.

“Bankruptcy Law” has the meaning specified in Section 6.01.

“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board.

“Business Day” means, with respect to any Security, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Percentage” has the meaning specified in Section 10.13(b).

“close of business” means 5:00 p.m., New York City time.

“Closing Date” means the date of this Indenture.

“Closing Sale Price” of any share of Common Stock on any Trading Day means the closing sale price of such security (or, if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported in the over-the-counter market by OTC Markets Group Inc. or other similar organization.  In the absence of such a quotation, the Closing Sale Price shall be determined by a nationally recognized securities dealer retained by the Company for that purpose.  The Closing Sale Price shall be determined without reference to extended or after hours trading.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.001 of the Company, subject to Section 10.07.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor  and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

“Company Repurchase Notice” has the meaning specified in Section 3.06.

“Continuing Director” means a director who either was a member of the Company’s Board of Directors on August 15, 2013 or who becomes a member of the Company’s Board of Directors subsequent to that date and whose election, appointment or nomination for election by the Company’s stockholders is duly approved by a majority of the Continuing Directors on the Company’s Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of its entire Board of Directors in which such individual is named as nominee for director.  Solely for purposes of this definition, the phrase “or any committee thereof duly authorized to act on behalf of such board” of the definition of Board of Directors shall be disregarded.

“Conversion Agent” has the meaning specified in Section 2.05.

“Conversion Date” has the meaning specified in Section 10.02.

“Conversion Notice” has the meaning specified in Section 10.02.

“Conversion Observation Period” means (i) subject to clause (iii), if the relevant Conversion Date occurs prior to February 15, 2033 and other than during the period from, and including, February 15, 2018 until the close of business on the Business Day immediately preceding August 20, 2018, the 20 consecutive Trading-Day period beginning on, and including, the third Trading Day immediately succeeding such Conversion Date; (ii) subject to clause (iii), if the relevant Conversion Date occurs during the period from, and including, February 15, 2018 until the close of business on the Business Day immediately preceding August 20, 2018, the 20 consecutive Trading-Day period beginning on, and including, the 22nd Scheduled Trading Day immediately preceding August 20, 2018; (iii) if the relevant Conversion Date occurs on or after the date of the Company’s issuance of a Redemption Notice with respect to the Securities pursuant to Section 3.02 and prior to the relevant Redemption Date, the 20 consecutive Trading-Day period beginning on, and including, the 22nd Scheduled Trading Day immediately preceding such Redemption Date; and (iv) subject to clause (iii), if the relevant Conversion Date occurs on or after February 15, 2033, the 20 consecutive Trading-Day period beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Maturity Date.

“Conversion Price” on any day shall equal $1,000 divided by the Conversion Rate in effect on such day.

“Conversion Rate” means initially 53.1067 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as set forth herein.

“Conversion Settlement Amount” has the meaning specified in Section 10.13.

“Corporate Event” has the meaning specified in Section 10.01(a)(vi).

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time this Indenture shall be administered, which office at the date hereof is located at Wells Fargo Bank, National Association, Corporate Trust Services, 150 East 42nd Street, 40th Floor, New York, New York, 10017, Attention: Corporate Trust Services Administration, and, with respect to Securities presented for conversion, registration of transfer and exchange, such office shall mean the office or agency of the Trustee located at 608 Second Avenue South, N9303-121, Minneapolis, MN 55479, Attn:  Corporate Trust Operations,  or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee at which this Indenture shall be administered (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” has the meaning specified in Section 6.01.

“Daily Conversion Value” for any Trading Day equals one-twentieth (1/20) of (i) the Conversion Rate in effect on that day, multiplied by (ii) the VWAP Price (or the equivalent price of the consideration into which the Common Stock has been converted in connection with a Specified Transaction to which Section 10.07 is applicable) on that Trading Day.

“Daily Settlement Amount,” subject to the limitations imposed by the Daily Share Cap, for each $1,000 principal amount of Securities, for each of the 20 Trading Days during the Conversion Observation Period, shall consist of:

(i)                                     cash equal to the lesser of $50 and the Daily Conversion Value; and

(ii)                                  to the extent the Daily Conversion Value exceeds $50, the Daily Share Amount.

“Daily Share Amount” means, subject to the limitations imposed by the Daily Share Cap, for each $1,000 principal amount of Securities, for each of the 20 Trading Days during the Conversion Observation Period, a number of shares of Common Stock equal to (A) the difference between the Daily Conversion Value and $50, divided by (B) the VWAP Price for such day, subject to the Company’s right to deliver a percentage of the Daily Share Amount in cash in accordance with Section 10.13(b), and appropriately adjusted to reflect stock splits, stock dividends, combinations or similar events occurring during the Conversion Observation Period.

“Daily Share Cap” means, initially, 3.6586 shares of the Common Stock per $1,000 principal amount of Securities; provided that the Daily Share Cap shall be subject to adjustment in the same manner and at the same time as the Conversion Rate in connection with any transaction or event described in subsections (a) through (e) of Section 10.06.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Default Additional Interest” has the meaning specified in Section 6.13.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the depositary for the Global Securities.  DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” has the meaning specified in Section 10.06(c).

“DTC” means The Depository Trust Company.

“Effective Date” has the meaning specified in Section 10.05, except that, as used in Section 10.06, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable..

“Event of Default” has the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Change” shall be deemed to have occurred at the time after the Securities are originally issued if any of the following occurs:

(a)                                 the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (other than one or more of the Company’s Wholly Owned Subsidiaries) becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Capital Stock that is at the time entitled to vote by the holders thereof in the election of the Board of Directors (or comparable body); or

(b)                                 the adoption by the Company’s stockholders of a plan relating to the liquidation or dissolution of the Company; or

(c)                                  the (i) consolidation, share exchange or merger of the Company with or into any Person pursuant to which the Common Stock will be converted into cash, securities or other property, (ii) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as this term is used in Section 13(d)(3) of the Exchange Act) (other than to one or more of the Company’s Subsidiaries) or (iii) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; provided that, with respect to clause (i), any transaction pursuant to which the holders of 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of the Board of Directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Company’s Capital Stock (or other securities issued in such transaction) entitled to vote generally in elections of the directors of the continuing or surviving Person (or any parent thereof) immediately after giving effect to such transaction, in substantially the same proportions as such ownership immediately prior to such transaction shall not constitute a Fundamental Change; or

(d)                                 Continuing Directors cease to constitute at least a majority of the Board of Directors; or

(e)                                  the termination of trading of the Common Stock, which shall be deemed to have occurred if the Common Stock or other common stock into which the Securities are convertible ceases to be listed for trading on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

However, a Fundamental Change shall be deemed not to have occurred if at least 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a Fundamental Change under clause (a) or (c) above consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and, as a result of the transaction or transactions, the Reference Property for the Securities consists of such common stock.

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.04(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.04(c).

“Fundamental Change Repurchase Price” has the meaning specified in Section 3.04(a).

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Closing Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

“Global Securities” has the meaning specified in Section 2.02.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Interest Payment Date” means each February 15 and August 15 of each year, beginning on February 15, 2014.

“Make-Whole Fundamental Change” means a transaction or event described under clause (a) or (c) under the definition of Fundamental Change and determined after giving effect to any exceptions to or exclusions from such definition (including, for the avoidance of doubt, the paragraph immediately following clause (e) thereof), but without regard to the proviso to clause (c) of the definition thereof.

“Market Disruption Event” means, for purposes of determining amounts due upon conversion only, (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock.

“Maturity Date” means August 15, 2033.

“Offering Memorandum” means the preliminary offering memorandum dated August 15, 2013, as supplemented by the related pricing term sheet dated August 15, 2013, relating to the offering and sale of the Securities.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officer’s Certificate” means a certificate signed by an Officer.

“open of business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion from legal counsel which is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company.

“outstanding,” when used with reference to Securities, shall, subject to the provisions of Section 11.06, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

(a)                                 Securities theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)                                 Securities, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)                                  Securities that have been paid pursuant to Section 2.12 or Securities in lieu of which, or in substitution for which, other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.12 unless proof satisfactory to the Trustee is presented that any such Securities are held by protected purchasers in due course;

(d)                                 Securities converted pursuant to Article 10 and required to be cancelled pursuant to Section 2.14; and

(e)                                  Securities repurchased by the Company pursuant to the penultimate sentence of Section 2.16.

“Paying Agent” has the meaning specified in Section 2.05.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Physical Securities” means certificated Securities in registered form issued in denominations of $1,000 principal amount and multiples thereof.

“Redemption Date” has the meaning specified in Section 3.01.

“Redemption Notice” has the meaning specified in Section 3.02.

“Redemption Price” has the meaning specified in Section 3.01.

“Reference Property” has the meaning specified in Section 10.07.

“Register” has the meaning specified in Section 2.05.

“Registrar” has the meaning specified in Section 2.05.

“Regular Record Date,” with respect to any Interest Payment Date, means the February 1 or August 1 (whether or not such day is a Business Day) immediately preceding the applicable February 15 or August 15 Interest Payment Date, respectively.

“Repurchase Date” has the meaning specified in Section 3.05(a).

“Repurchase Notice” has the meaning specified in Section 3.05(c).

“Repurchase Price” has the meaning specified in Section 3.05(a).

“Resale Restriction Termination Date” has the meaning specified in Section 2.10(a).

“Restricted Securities” has the meaning specified in Section 2.10.

“Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, “Scheduled Trading Day” means a Business Day.

“Securities” means any security issued, authenticated and delivered under this Indenture, including any Global Securities.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Significant Subsidiary” means any Subsidiary of a Person that would be a “Significant Subsidiary” of the Person within the meaning of Article 1, Rule 1-02(w) under Regulation S-X under the Exchange Act.

“Specified Transaction” has the meaning specified in Section 10.07.

“Spin-Off” has the meaning specified in Section 10.06(c).

“Stock Price” has the meaning specified in Section 10.05.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of this Indenture.

“Trading Day” means a day during which (i) trading in the Common Stock (or other security for which a Closing Sale Price must be determined) generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock (or other such security) is then listed or, if the Common Stock (or other such security) is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or other such security) is then traded, and (ii) a Closing Sale Price for the Common Stock (or other such security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided further that, for purposes of determining amounts due upon conversion only, “Trading Day” means a day during which (i) trading in the Common Stock generally occurs, (ii) there is no Market Disruption Event and (iii) a Closing Sale Price for the Common Stock is provided on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded, except that if the Common Stock (or other security for which a VWAP Price must be determined) is not so listed or traded, “Trading Day” means a Business Day.

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of the Securities obtained by the Trustee at the written direction of the Company for $2,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Company; provided that if at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can be reasonably obtained by the Trustee, this one bid will be used.  If the Trustee cannot reasonably obtain at least one bid for $2,000,000 principal amount of the Securities from a nationally recognized securities dealer or, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then, for purposes of the Trading Price Condition only, the Trading Price of $1,000 principal amount of the Securities shall be deemed to be less than 98% of the Conversion Rate multiplied by the Closing Sale Price of the Common Stock on such determination date.

“Trading Price Condition” has the meaning specified in Section 10.01(a)(vii).

“transfer” shall have the meaning specified in Section 2.10(a).

“Trigger Event” has the meaning specified in Section 10.06(c).

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Valuation Period” has the meaning specified in Section 10.06(c).

“VWAP Price” per share of the Common Stock for any Trading Day means the per share volume-weighted price as displayed on Bloomberg (or any successor service) page JDSU <Equity> AQR (or any successor page) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, the “VWAP Price” means the market value per share of the Common Stock on such day on a volume-weighted basis, if possible, as determined by a nationally recognized investment banking firm retained for this purpose by the Company. The “VWAP Price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

Section 1.02.  Rules of Construction.  Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it;

(2)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is not exclusive;

(4)                                 “including” means including without limitation; and

(5)                                 words in the singular include the plural and words in the plural include the singular.

Section 1.03.  References to Interest.  Unless the context otherwise requires, any reference to interest on, or in respect of, any Security in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.03(d), Section 4.03(e) and Section 6.13. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest, as the case may be, in those provisions hereof where such express mention is not made.

ARTICLE 2
THE SECURITIES

Section 2.01.  Designation, Amount and Issuance of Securities.  The Securities shall be designated as the “0.625% Senior Convertible Debentures due 2033.”  The Securities will initially be issued in an aggregate principal amount not to exceed $650,000,000.  The Company may issue additional securities in accordance with Section 2.16.  Upon the execution of this Indenture, or from time to time thereafter, Securities may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver Securities upon receipt of an Authentication Order, without any further action by the Company hereunder.

Section 2.02.  Form of the Securities.  The Securities and the Trustee’s certificate of authentication to be borne by such Securities shall be substantially in the form set forth in Exhibit A hereto.  The terms and provisions contained in the form of Securities attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the custodian for the Global Securities, the Depositary or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Securities may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Securities are subject.

So long as the Securities are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, subject to Section 2.09, all of the Securities will be represented by one or more Securities in global form registered in the name of the Depositary or the nominee of the Depositary (“Global Securities”).  The transfer and exchange of beneficial interests in any such Global Securities shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary.  Except as provided in Section 2.09, beneficial owners of a Global Security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Security.

Any Global Securities shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased or reduced to reflect issuances, redemptions, repurchases, conversions, transfers or exchanges permitted hereby.  Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the custodian for the Global Security, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Securities in accordance with this Indenture.  Payment of principal of, and interest on, any Global Securities shall be made to the Depositary in immediately available funds.

Section 2.03.  Date and Denomination of Securities; Payment of Interest.  The Securities shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  Each Security shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Securities attached as Exhibit A hereto.  Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Person in whose name any Security is registered on the Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date.

Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below.  The Company’s delivery of the full Conversion Settlement Amount upon conversion shall be deemed to satisfy in full its obligation to pay the principal amount of the Security and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.  Upon a conversion of Securities, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.  Any Securities or portion thereof surrendered for conversion after the Regular Record Date for any interest payment but prior to the corresponding Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the aggregate principal amount of Securities being converted; provided that no such payment need be made (1) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (3) for any conversions of Securities following the Regular Record Date immediately preceding August 15, 2018 and on or prior to August 15, 2018, (4) for any conversions of Securities following the Regular Record Date immediately preceding the Maturity Date, or (5) to the extent of any overdue interest, if overdue interest exists at the time of conversion with respect to such Securities.

Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date and all Holders of record on the Regular Record Date immediately preceding August 15, 2018 will receive the full interest payment due on the Maturity Date or August 15, 2018, respectively, regardless of whether their Securities are converted following such Regular Record Date.

The Company shall pay interest (i) on any Global Securities by wire transfer of immediately available funds to the account of the Depositary or its nominee, (ii) on any Securities in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Register, and (iii) on any Securities in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Securities who has duly delivered notice of such election and applicable wire instructions to the Trustee at least five Business Days prior to the relevant Interest Payment Date.  If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no interest will be payable on such interest payment in respect of the delay.

Section 2.04.  Execution and Authentication.  One or more Officers shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized officer of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities.  Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.05.  Registrar, Paying Agent and Conversion Agent.  The Company shall maintain an office or agency in the continental United States where Securities may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency in the continental United States where Securities may be presented for payment (the “Paying Agent”) and an office or agency in the continental United States where Securities may be presented for conversion (the “Conversion Agent”).  The Corporate Trust Office shall be considered as one such office or agency of the Company in the continental United States for each of the aforesaid purposes.  The Registrar shall keep a register of the Securities (the “Register”) and of their transfer and exchange.  The Company may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrars.  The Company initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities, (ii) the custodian with respect to the Global Securities and (iii) Conversion Agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Conversion Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee in writing of the name and address of any such agent.  If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06.  The Company may act as Paying Agent, Conversion Agent or Registrar.

The Company may remove any Registrar, Paying Agent or Conversion Agent upon written notice to such Registrar, Paying Agent or Conversion Agent and to the Trustee; provided that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar, Paying Agent or Conversion Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar, Paying Agent or Conversion Agent until the appointment of a successor in accordance with clause (1) above.  The Registrar, Paying Agent or Conversion Agent may resign at any time upon written notice; provided that the Trustee may resign as Paying Agent, Conversion Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.07.

Section 2.06.  Paying Agent to Hold Money in Trust.  On or prior to 11:00 a.m., New York City time, on each due date of the principal (including any Fundamental Change Repurchase Price, Repurchase Price or Redemption Price) and interest on any Security, the Company shall deposit with the Paying Agent (or if the Company is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal (including any Fundamental Change Repurchase Price, Repurchase Price or Redemption Price) and interest when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal (including any Fundamental Change Repurchase Price, Repurchase Price or Redemption Price) of or interest on the Securities and shall notify the Trustee in writing of any default by the Company in making any such payment.  If the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.07.  Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Company shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.08.  Exchange and Registration of Transfer of Securities.  The Company shall cause to be kept at the Corporate Trust Office the Register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities.  The Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.

Upon surrender for registration of transfer of any Securities to the Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.08 and in Section 2.10, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture, upon surrender of the Securities to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

All Securities presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to any Holder for any registration of, transfer or exchange of Securities, but the Company may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities as a result of the name of the Holder of the new Securities issued upon such exchange of Securities being different from the name of the Holder of the old Securities surrendered for such exchange.

Neither the Company nor the Trustee nor any Registrar shall be required to exchange, issue or register a transfer of (a) any Securities during the period of 15 calendar days before the mailing of a Redemption Notice, (b) any Securities or portions thereof called for redemption pursuant to Section 3.02, except for the unredeemed portion of any Securities being redeemed in part, (c) any Securities or portions thereof surrendered for conversion pursuant to Article 10, (d) any Securities or portions thereof surrendered for repurchase (and not withdrawn) pursuant to Section 3.04 or (e) any Securities or portions thereof surrendered for repurchase (and not withdrawn) pursuant to Section 3.05.

Section 2.09.  Global Securities.  The following provisions shall apply to Global Securities:

(a)                       Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to the Depositary or a nominee thereof or custodian for the Global Securities therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(b)                       Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Physical Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless the Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary has not been appointed by the Company within 90 calendar days.  Any Global Securities exchanged pursuant to this Section 2.09(b) shall be so exchanged in whole and not in part.

(c)                        In addition, Physical Securities will be issued in exchange for beneficial interests in a Global Security upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the

Securities or this Indenture upon the occurrence and during the continuance of an Event of Default.

(d)                       Physical Securities issued in exchange for a Global Security or any portion thereof pursuant to Section 2.09(b) or Section 2.09(c) shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Securities or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder.  Any Global Securities to be exchanged shall be surrendered by the Depositary to the Trustee, as Registrar; provided that, pending completion of the exchange of a Global Security, the Trustee, acting as custodian for the Global Securities for the Depositary or its nominee with respect to such Global Securities, shall reduce the principal amount thereof by an amount equal to the portion thereof to be so exchanged by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Physical Securities issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(e)                        In the event of the occurrence of any of the events specified in Section 2.09(b) above or upon any request described in Section 2.09(c), the Company will promptly make available to the Trustee a sufficient supply of Physical Securities in definitive, fully registered form, without interest coupons.

(f)                         Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Securities registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Securities for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Securities.

(g)                        At such time as all interests in a Global Security have been redeemed, repurchased, converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Security.  At any time prior to such cancellation, if any interest in a Global Security is redeemed, repurchased, converted, cancelled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the custodian for the Global Security, at the direction of the Trustee, to reflect such reduction.

Section 2.10.  Transfer Restrictions.

(a)                       Every Security that bears or is required under this Section 2.10(a) to bear the legend set forth in this Section 2.10(a) (together with any Common Stock issued upon conversion of the Securities and required to bear the legend set forth in Section 2.10(b), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.10(a) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in this Section 2.10(a) and Section 2.10(b), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Securities or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Security (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.10(b), if applicable) shall bear a legend in substantially the following form (unless such Securities have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)                                 REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)                                 AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)                               TO JDS UNIPHASE CORPORATION (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, OR

(B)                               PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)                               TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)                               PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Security prior to the Resale Restriction Termination Date will be registered by the Registrar unless the applicable box on the Form of Assignment has been checked.

Any Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Security for exchange to the Registrar in accordance with the provisions of this Article 2, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.10(a) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the custodian for the Global Securities in writing to so surrender any Global Security as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the custodian for the Global Securities shall so surrender such Global Security for exchange; and any new Global Security so exchanged therefor shall not bear the restrictive legend specified in this Section 2.10(a) and shall not be assigned a restricted CUSIP number.  The Company shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Securities or any Common Stock issued upon conversion of the Securities has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.10(a)), a Global Security may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the

Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Security in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.10(a).

The Depositary shall be a clearing agency registered under the Exchange Act.  The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Security.  Initially, each Global Security shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

Physical Securities issued in exchange for all or a part of the Global Securities pursuant to this Section 2.10(a) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.  Upon execution and authentication, the Trustee shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

(b)                       Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of such Security, if any, shall bear a legend in substantially the following form (unless the Security or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)                                 REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)                                 AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE

LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF DEBENTURES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)                               TO JDS UNIPHASE CORPORATION (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, OR

(B)                               PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)                               TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)                               PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.10(b).

(c)                        Any Security or Common Stock issued upon the conversion or exchange of a Security that is repurchased or owned by any Affiliate of the Company may not be resold by such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Security or Common Stock, as the case may be, no longer being a “restricted security” (as defined in Rule 144 under the Securities Act). The Company shall cause any Security that is repurchased or owned by the Company to be surrendered to the Trustee for cancellation in accordance with Section 2.14.

Section 2.11.  Responsibilities and Obligations of the Trustee.  The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice (including any Redemption Notice) or the payment of any amount, under or with respect to such Securities.  All notices and communications to be given to the Holders of Securities and all payments to be made to Holders of Securities under the Securities shall be given or made only to or upon the order of the registered Holders of Securities (which shall be the Depositary or its nominee in the case of a Global Security).  The rights of beneficial owners in any Global Securities shall be exercised only through the Depositary subject to the customary procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Securities (including any transfers between or among Agent Members) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Trustee (whether acting as Trustee or as any agent hereunder) shall not have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.12.  Mutilated, Destroyed, Lost or Stolen Securities.  In case any Security shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon receipt of an Authentication Order the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Security, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen.  In every case the applicant for a substituted Security shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Security and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require.  No service charge shall be imposed by the Company, the Trustee, the Registrar, any co-Registrar or the Paying Agent upon the issuance of any substitute Security, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Security being different from the name of the Holder of the old Security that became mutilated or was destroyed, lost or stolen.  In case any

Security that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 10 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Security, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Security), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security issued pursuant to the provisions of this Section 2.12 by virtue of the fact that any Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Securities duly issued hereunder.  To the extent permitted by law, all Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.13.  Temporary Securities.  Pending the preparation of Securities in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver temporary Securities (printed or lithographed).  Temporary Securities shall be issuable in any authorized denomination, and substantially in the form of the Securities in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Security, all as may be determined by the Company.  Every such temporary Security shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Securities in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Securities in certificated form and thereupon any or all temporary Securities may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Securities an equal aggregate principal amount of Securities in certificated form.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Securities in certificated form authenticated and delivered hereunder.

Section 2.14.  Cancellation.  The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any

Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s request in a written order of the Company signed by an Officer of the Company.  The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.  The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

Section 2.15.  CUSIP and ISIN Numbers.  The Company in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” or “ISIN” numbers.

Section 2.16.  Additional Securities; Repurchases.  The Company may, from time to time without the consent of the Holders of outstanding Securities, reopen this Indenture and issue additional Securities in the future (“Additional Securities”) on the same terms and conditions in an unlimited aggregate principal amount, except for any differences in the issue price and interest accrued prior to the issue date of the Additional Securities; provided that if the Additional Securities are not fungible with the Securities for U.S. federal income tax purposes and securities law purposes, the Additional Securities shall have a separate CUSIP number from the Securities. The Securities issued under this Indenture and any Additional Securities shall be treated as a single class for all purposes under this Indenture.  No Additional Securities may be issued if on the issue date therefor any Event of Default has occurred and is continuing with respect to the Securities. Prior to the issuance of any such Additional Securities, the Company shall deliver to the Trustee an Authentication Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 11.05, as the Trustee shall reasonably request.  In addition, the Company may, to the extent permitted by law, directly or indirectly (regardless of whether such Securities are surrendered to the Company), repurchase Securities in the open market or otherwise at any price, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives.  The Company shall cause any Securities so repurchased (other than Securities repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.14.

ARTICLE 3
REDEMPTION AND REPURCHASE OF SECURITIES

Section 3.01.  Optional Redemption of Securities.  No sinking fund is provided for the Securities. The Securities shall not be redeemable by the Company prior to August 20, 2018. At any time on or after August 20, 2018, the Securities may be redeemed at the option of the Company, in whole or in part, upon notice as set forth in Section 3.02, for cash at the redemption price (the “Redemption Price”) equal to 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest to, but excluding the Redemption Date; provided, however, if the Redemption Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, such interest will be paid on the Redemption Date to the Holder of record on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of the Securities to be redeemed.  The Company may not redeem any Securities if the principal amount of the Securities has been accelerated (other than as a result of a failure to pay the relevant Redemption Price), and such acceleration has not been rescinded, on or prior to the relevant Redemption Date.

Section 3.02.  Notice of Optional Redemption; Selection of Securities to be Redeemed.  If the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Securities pursuant to Section 3.01, it shall fix a date for redemption (the “Redemption Date”) and it or, at its written request received by the Trustee not fewer than five Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of such redemption (a “Redemption Notice”) is to be mailed, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a written notice of such redemption not less than 25 Scheduled Trading Days nor more than 60 Business Days prior to the Redemption Date to the Trustee and each Holder of Securities so to be redeemed in whole or in part at its last address as the same appears on the Register of the Registrar and to beneficial owners as required by law; provided that if the Company makes such request of the Trustee, the Company shall provide the Trustee with the text of the Redemption Notice and shall give written notice of the Redemption Date to the Trustee.  Such mailing shall be by first class mail.  The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Securities designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Securities.

Each such Redemption Notice shall specify: (i) the aggregate principal amount of Securities to be redeemed, (ii) the CUSIP number or numbers of the Securities being redeemed, (iii) the Redemption Date (which shall be a Business Day), (iv) the Redemption Price at which Securities are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Securities, (vi) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said Redemption Notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue, (vii) that the Holder has a right to convert the Securities called for redemption, (viii) the Conversion Rate in effect on the date of such Redemption Notice, (ix) the date on which the right to convert such Securities or portions thereof will expire and (x) the formula for determining the amount of cash paid and the number of shares, if any, to be delivered to the Holder upon conversion pursuant to Section 10.13 and the date on which the Conversion Observation Period begins.  If fewer than all the Securities are to be redeemed, the Redemption Notice shall identify the Securities to be redeemed (including CUSIP numbers, if any).  If any Securities are to be redeemed in part only, the Redemption Notice shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Securities, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

Whenever any Securities are to be redeemed, the Company will give the Trustee written notice of the Redemption Date, together with an Officer’s Certificate as to the aggregate principal amount of Securities to be redeemed not fewer than 30 Scheduled Trading Days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date.

On or prior to the Redemption Date specified in the Redemption Notice given as provided in this Section 3.02, the Company will deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.06) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Securities (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion) at the appropriate Redemption Price, together with accrued and unpaid interest to, but excluding, the Redemption Date; provided that if such payment is made on the Redemption Date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date.  If any Securities called for redemption are converted pursuant hereto prior to such Redemption Date, any money deposited with the Paying Agent or so segregated and held in trust for the redemption of such Securities shall be paid to the Company or, if then held by the Company, shall be discharged from such trust.

If less than all of the outstanding Securities are to be redeemed, the Trustee shall select the Securities or portions thereof of the Global Securities or the Securities in certificated form to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot or by another method the Trustee deems fair and appropriate (and in such manner as complies with applicable legal requirements and applicable procedures of the Depositary).  If any Security selected for redemption is surrendered for conversion in part after such selection, the portion of such Securities surrendered for conversion shall be deemed (so far as may be possible) to be the portion to be selected for redemption.  The Securities (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Securities are submitted for conversion in part before the mailing of the Redemption Notice.

Upon any redemption of less than all of the outstanding Securities, the Company and the Trustee may (but need not), solely for purposes of determining a pro rata allocation, if applicable, among such Securities that are unconverted and outstanding at the time of redemption, treat as outstanding any Securities surrendered for conversion during the period of 15 calendar days preceding the mailing of a Redemption Notice and may (but need not) treat as outstanding any Securities authenticated and delivered during such period in exchange for the unconverted portion of any Securities converted in part during such period.

Section 3.03.  Payment of Securities Called for Redemption. Unless the Company shall default in the payment of such Securities at the Redemption Price, plus interest, if any, accrued and unpaid to, but excluding, the applicable Redemption Date, interest on the Securities or portion of Securities so called for redemption shall cease to accrue on and after such date and, after the close of business on the Business Day immediately preceding the Redemption Date (unless the Company shall default in the payment of such Securities at the Redemption Price, together with interest accrued to such date), such Securities shall cease to be convertible and, except as provided in Section 2.06 and Section 8.02, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the Redemption Price thereof, plus accrued and unpaid interest to, but excluding, the Redemption Date. On presentation and surrender of such Securities at a place of payment in said notice specified, the said Securities or the specified portions thereof shall be paid and redeemed by the Company at the Redemption Price, together with interest accrued and unpaid thereon to, but excluding, the Redemption Date.

If on the Redemption Date the Paying Agent holds, in accordance with the terms hereof, cash sufficient to pay the Redemption Price and related accrued interest of any Security to be redeemed on the Redemption Date in accordance with this Indenture then as of the Redemption Date such Security will cease to be outstanding and interest on such Security shall cease to accrue, whether or not book-entry transfer of the Security has been made or the Security has been delivered to the Paying Agent, as the case may be, and all other rights of the Holder of such Security in respect of such Security shall terminate, other than the right to receive the Redemption Price as aforesaid upon delivery or transfer of the Securities in accordance with this Indenture.

Upon presentation of any Securities redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations, in principal amount equal to the unredeemed portion of the Securities so presented.

Notwithstanding the foregoing, the Trustee shall not redeem any Securities or mail any Redemption Notice if the principal amount of the Securities has been accelerated (other than as a result to pay the relevant Redemption Price), and such acceleration has not been rescinded, on or prior to the relevant Redemption Date.  If any Securities called for redemption shall not be so paid upon surrender thereof for redemption on the Redemption Date as provided in this Section 3.03, to the extent legally permissible, the Redemption Price shall, until paid or duly provided for, bear interest from and including the Redemption Date at the interest rate borne by the Securities, and such Securities shall remain convertible under the terms of this Indenture until the Redemption Price and such interest shall have been paid or duly provided for.

Section 3.04.  Repurchase at Option of Holders Upon a Fundamental Change.  (a) If there shall occur a Fundamental Change at any time prior to the Maturity Date, then each Holder of Securities shall have the right, at such Holder’s option, to require the Company to repurchase for cash, at the Fundamental Change Repurchase Price (as defined below), all of such Holder’s Securities, or any portion thereof that is a multiple of $1,000 principal amount, on a date (the “Fundamental Change Repurchase Date”) specified by the Company, that is not less than 20 calendar days nor more than 35 calendar days after the date of the Company Repurchase Notice related to such Fundamental Change at a cash repurchase price equal to 100% of the principal amount of the Securities being repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), subject to the satisfaction by the Holder of the requirements set forth in Section 3.04(c); provided that if such Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, then the interest payable on the Fundamental Change Repurchase Date shall be paid on the Fundamental Change Repurchase Date to the Holders of record of the Securities on the applicable Regular Record Date instead of the Holders surrendering the Securities for repurchase on such date, and the Fundamental Change Repurchase Price will be equal to 100% of the principal amount of the Securities to be repurchased.

(b)                       On or before the 15th calendar day after the occurrence of a Fundamental Change, the Company shall provide to the Trustee and to all Holders of record of the Securities on the date of the Fundamental Change at their addresses shown in the Register of the Registrar and to beneficial owners of the Securities to the extent required by applicable law, the Company Repurchase Notice as set forth in Section 3.06 with respect to such Fundamental Change and the resulting repurchase right.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of Holders of Securities or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 3.04.

(c)                        For Securities to be repurchased at the option of the Holder, the Holder must deliver to the Paying Agent, prior to the close of business on the Fundamental Change Repurchase Date, (i) a written notice to the Paying Agent of the exercise of such repurchase right (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Securities duly completed (if the Securities are certificated) (or, if the Securities are evidenced by a Global Security, such Holder must comply with applicable Depositary procedures) together with (ii) such Securities duly endorsed for transfer (if the Securities are certificated) or book-entry transfer of such Securities (if the Securities are evidenced by a Global Security).  The delivery of such Securities to the Paying Agent with, or at any time after delivery of, the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to payment by the Company to the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.04 only if the Securities so delivered to the Paying Agent shall conform in all respects to the description thereof in the Fundamental Change Repurchase Notice.  All questions as to the validity, eligibility (including time of receipt) and acceptance of any Securities for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

(d)                       The Company shall repurchase from the Holder thereof, pursuant to this Section 3.04, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

(e)                        The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.04 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of (x) the Fundamental Change Repurchase Date and (y) the time of the book-entry transfer or delivery of the Securities.

Section 3.05.  Repurchase of Securities by the Company at the Option of Holders.  (a) Each Holder of Securities shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Securities, or any portion thereof that is a multiple of $1,000 principal amount, on each of August 15, 2018, August 15, 2023, and August 15, 2028 (each, a “Repurchase Date”), at a repurchase price of 100% of the principal amount of the Securities being repurchased, plus accrued and unpaid interest to, but excluding, the Repurchase Date (the “Repurchase Price”).  However, if such Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid on the Repurchase Date to the Holders of record of the Securities on the applicable Regular Record Date instead of the Holders surrendering the Securities for repurchase on such date, and the Repurchase Price will be equal to 100% of the principal amount of the Securities to be repurchased.

(b)                       On or before the 20th Business Day prior to each Repurchase Date, the Company shall mail or cause to be mailed to the Trustee and all Holders of record on such date at their addresses shown in the Register of the Registrar (and to beneficial owners as required by applicable law) a Company Repurchase Notice as set forth in Section 3.06.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of Holders of Securities or affect the validity of the proceedings for the repurchase of the Securities pursuant to this Section 3.05.

(c)                        For Securities to be so repurchased at the option of the Holder, the Holder must deliver to the Paying Agent, at any time from the open of business on the date that is 20 Business Days prior to the relevant Repurchase Date to the close of business on the Business Day immediately preceding the relevant Repurchase Date, (i) a notice (the “Repurchase Notice”) in the form set forth on the reverse of the Securities duly completed (if the Securities are certificated) (or, if the Securities are evidenced by a Global Security, such Holder must comply with applicable Depositary procedures) together with (ii) such Securities duly endorsed for transfer (if the Securities are certificated) or book-entry transfer of such Securities (if such Securities are evidenced by a Global Security).  The delivery of such Securities to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the payment by the Company to the Holder of the Repurchase Price therefor; provided that such Repurchase Price shall be so paid pursuant to this Section 3.05 only if the Securities so delivered to the Paying Agent shall conform in all respects to the description thereof in the Repurchase Notice.  All questions as to the validity, eligibility (including time of receipt) and acceptance of any

Securities for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

(d)                       The Company shall repurchase from the Holder thereof, pursuant to this Section 3.05, a portion of a Security, if the principal amount of such portion is $1,000 or an integral multiple of $1,000.  Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Securities.

(e)                        The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.05 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of (x) the Repurchase Date and (y) the time of the book-entry transfer or delivery of the Securities, as the case may be.

The Company may not repurchase any Securities on any Repurchase Date if the principal amount of the Securities has been accelerated (other than as a result of a failure to pay the relevant Repurchase Price), and such acceleration has not been rescinded, on or prior to the relevant Repurchase Date.

Section 3.06.  Company Repurchase Notice; Tender Offer Compliance.  (a) In connection with any repurchase of Securities, the Company shall, in the case of a Fundamental Change, on or before the 15th calendar day after the occurrence of such Fundamental Change or, no less than 20 Business Days prior to each Repurchase Date, give written notice to Holders (with a copy to the Trustee) setting forth information specified in this Section 3.06 (in either case, the “Company Repurchase Notice”).  Simultaneously with providing such notice, the Company will make the information contained in such notice available on its website or through another public medium as it may use at the time.

Each Company Repurchase Notice shall:

(1)                                 state the Repurchase Price or the Fundamental Change Repurchase Price, as the case may be, and the Fundamental Change Repurchase Date or the Repurchase Date, as the case may be, to which the Company Repurchase Notice relates;

(2)                                 state, if applicable, the circumstances constituting the Fundamental Change;

(3)                                 state that the Repurchase Price or the Fundamental Change Repurchase Price, as the case may be, will be paid in cash;

(4)                                 state that Holders must exercise their right to elect repurchase by the close of business on the Fundamental Change Repurchase Date or on the Business Day immediately preceding the Repurchase Date, as the case may be;

(5)                                 include a form of Repurchase Notice or Fundamental Change Repurchase Notice, as applicable;

(6)                                 state the name and address of the Paying Agent;

(7)                                 state that Securities must be surrendered to the Paying Agent to collect the Repurchase Price or Fundamental Change Repurchase Price, as the case may be;

(8)                                 state that a Holder may withdraw its Repurchase Notice or Fundamental Change Repurchase Notice, as applicable, at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, by delivering a valid written notice of withdrawal in accordance with Section 3.07;

(9)                                 state whether the Securities are then convertible, the then applicable Conversion Rate, including, in the case of the occurrence of a Fundamental Change, expected changes, if any, in the Conversion Rate resulting from such Fundamental Change if such Fundamental Change also constitutes a Make-Whole Fundamental Change and expected changes in the cash, shares of Common Stock or other property deliverable upon conversion of the Securities as a result of the occurrence of the Fundamental Change;

(10)                          that Securities as to which a Repurchase Notice or Fundamental Change Repurchase Notice has been given may be converted only if the Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, is withdrawn in accordance with the terms of this Indenture;

(11)                          state the amount of interest accrued and unpaid per $1,000 principal amount of Securities to, but excluding, the Fundamental Change Repurchase Date or Repurchase Date, as the case may be; and

(12)                          state the CUSIP number of the Securities.

A Company Repurchase Notice may be given by the Company or, at the Company’s request, the Trustee shall give such Company Repurchase Notice in the Company’s name and at the Company’s expense; provided that the text of the Company Repurchase Notice shall be prepared by the Company.

(b)                       The Company shall, to the extent required:  (i) comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the repurchase of the Securities, (ii) file a Schedule TO or any other schedule required in connection with any offer by the Company to repurchase the Securities and (iii) comply with all other applicable federal and state securities laws in connection with any offer by the Company to repurchase the Securities.

Section 3.07.  Effect of Repurchase Notice; Withdrawal.  Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 3.04 or of the Repurchase Notice specified in Section 3.05, as applicable, the Holder of the Securities in respect of which such Fundamental Change Repurchase Notice or Repurchase Notice, as applicable, was given shall (unless such Fundamental Change Repurchase Notice or Repurchase Notice, as the case may be, is validly withdrawn in accordance with the following paragraph)

thereafter be entitled to receive solely the Fundamental Change Repurchase Price or Repurchase Price, as the case may be, with respect to such Securities.  Such Fundamental Change Repurchase Price or Repurchase Price, as the case may be, shall be paid to such Holder, subject to receipt of funds and/or the Securities by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date or Repurchase Date, as the case may be, with respect to such Securities (provided the Holder has satisfied the conditions in Section 3.04 or Section 3.05, as applicable) and (y) the time of book-entry transfer or delivery of such Securities to the Paying Agent by the Holder thereof in the manner required by Section 3.04 or Section 3.05, as applicable.  The Securities in respect of which a Fundamental Change Repurchase Notice or a Repurchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Fundamental Change Repurchase Notice or such Repurchase Notice, as the case may be, unless such Fundamental Change Repurchase Notice or such Repurchase Notice, as the case may be, has first been validly withdrawn.

A Fundamental Change Repurchase Notice or Repurchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Repurchase Notice or the Repurchase Notice, as the case may be, at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date or the Repurchase Date, as the case may be, specifying:

(a)                       the certificate number, if any, of the Securities in respect of which such notice of withdrawal is being submitted if they are in certificated form, or the appropriate Depositary information, in accordance with appropriate Depositary procedures, if the Securities in respect of which such notice of withdrawal is being submitted are evidenced by a Global Security,

(b)                       the principal amount of the Securities with respect to which such notice of withdrawal is being submitted, and

(c)                        the principal amount, if any, of such Securities that remains subject to the original Fundamental Change Repurchase Notice or the Repurchase Notice, as the case may be, which shall be $1,000 or an integral multiple of $1,000.

If a Fundamental Change Repurchase Notice or Repurchase Notice, as the case may be, is properly withdrawn, the Company shall not be obligated to repurchase the Securities listed in such Fundamental Change Repurchase Notice or Repurchase Notice, as the case may be.

Section 3.08.  Deposit of Repurchase Price or Fundamental Change Repurchase Price.  Prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date or the Repurchase Date, as applicable, the Company shall deposit with the Paying Agent or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.06, an amount of cash (in immediately available funds if deposited on the Fundamental Change Repurchase Date or the relevant Repurchase Date, as the case may be), sufficient to pay the aggregate Fundamental Change Repurchase Price or Repurchase Price, as the case may be, of all the Securities or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date or the Repurchase Date, as the case may be.

If on the Fundamental Change Repurchase Date or a Repurchase Date the Paying Agent holds cash sufficient to pay the Fundamental Change Repurchase Price or the Repurchase Price, as the case may be, and related accrued interest of the Securities that Holders have elected to require the Company to repurchase in accordance with Section 3.04 or 3.05, as the case may be, then, on the Fundamental Change Repurchase Date or the relevant Repurchase Date, as the case may be, such Securities will cease to be outstanding, and interest will cease to accrue (whether or not book entry transfer or delivery of the Securities has been made to the Paying Agent) and all other rights of the Holders of such Securities will terminate, other than the right to receive the Fundamental Change Repurchase Price or the Repurchase Price, as the case may be, and any accrued interest upon delivery or book-entry transfer of the Securities.  This will be the case whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Paying Agent.

Section 3.09.  Securities Repurchased in Part.  Upon presentation of any Securities repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Security or Securities, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Securities presented.

ARTICLE 4
COVENANTS

Section 4.01.  Payment of Securities.  The Company shall promptly pay the principal of (including the Redemption Price, the Fundamental Change Repurchase Price and the Repurchase Price, if applicable) and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture in each such case, prior to 11:00 a.m., New York City time, on such dates.  Principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Repurchase Price, if applicable) and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all such principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

Section 4.02.  Maintenance of Office or Agency.  The Company will maintain an office or agency in the continental United States where the Securities may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  As of the date of this Indenture, such office is located at the Corporate Trust Office.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03.  Rule 144A Information Requirement and Annual Reports.

(a)                       At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Securities or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Securities or any shares of Common Stock issuable upon conversion of such Securities the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities or shares of Common Stock pursuant to Rule 144A.  The Company shall take such further action as any Holder or beneficial owner of such Securities or such Common Stock may reasonably request to the extent from time to time required upon the advice of legal counsel to enable such Holder or beneficial owner to sell such Securities or shares of Common Stock in accordance with Rule 144A, as such rule may be amended from time to time.

(b)                       The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act).  Any such document or report that the Company files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 4.03(b) at the time such documents are filed via the EDGAR system.

(c)                        Delivery of the reports and documents listed in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such reports and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).  The Trustee shall have no responsibility or duty whatsoever to ascertain or determine whether any such filings with the Commission via the EDGAR system (or any successor system) have occurred.

(d)                       If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Securities, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Securities are not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates during the three months preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities), the Company shall pay Additional Interest on the Securities.  Such Additional Interest shall accrue on the Securities at a rate of 0.50% per annum of the principal amount of Securities outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Securities are not otherwise freely tradable by Holders other than the Company’s Affiliates (or Holders that have been the Company’s Affiliates at any time during the three months preceding) and shall cease to accrue once such filing has been made or is otherwise cured and the Securities are otherwise freely tradable as described above. As used in this Section 4.03(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e)                        If, and for so long as, the restrictive legend on the Securities specified in Section 2.10(a) has not been removed, the Securities are assigned a restricted CUSIP or the Securities are not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates during the three months preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Securities) as of the 365th day after the last date of original issuance of the Securities issued hereunder, the Company shall pay Additional Interest on the Securities at a rate equal to 0.50% per annum of the principal amount of Securities outstanding until the restrictive legend on the Securities has been removed in accordance with Section 2.10(a), the Securities are assigned an unrestricted CUSIP and the Securities are freely tradable as described above by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the three months preceding).

(f)                         Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Securities.

(g)                        The Additional Interest that is payable in accordance with Section 4.03(d) and Section 4.03(e) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.13.

(h)                       If the Company is required to pay Additional Interest to Holders of Securities pursuant to Section 4.03(d) or Section 4.03(e), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable.  Unless and until a Trust Officer receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.  If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall promptly deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 4.04.  Existence.  Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory).

Section 4.05.  Payment of Taxes and Other Claims.  The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary and (iii) all stamp taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange, conversion, redemption or repurchase of any Securities or with respect to this Indenture; provided that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 4.06.  Compliance Certificate.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer’s Certificate stating, as to each such Officer signing such certificate, whether to such Officer’s knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled the covenants contained in this Indenture and whether or not any Default has occurred hereunder and is continuing, and, if the Company shall be in Default, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.  The Company also shall comply with Section 314(a)(4) of the TIA.

ARTICLE 5
SUCCESSOR COMPANY

Section 5.01.  When Company May Merge or Transfer Assets.  The Company shall not in a single transaction or a series of related transactions consolidate with or merge with or into any other Person, or sell, convey, transfer or lease all or substantially all of its property and assets to any Person, unless:

(a)                       either (i) the Company is the continuing corporation, or (ii) the resulting, surviving or transferee Person (if other than the Company) is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such corporation assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all of the Company’s obligations under the Securities and this Indenture;

(b)                       immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing;

(c)                        if as a result of such transaction the Securities become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of the Company or such successor under the Securities and this Indenture; and

(d)                       the Company has delivered to the Trustee an Officer’s Certificate and Opinion of Counsel in accordance with Section 5.03.

Section 5.02.  Successor to be Substituted.  In case of any such consolidation, merger, sale, conveyance, transfer or lease in which the Company is not the continuing corporation and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form and substance to the Trustee, of the due and punctual payment of the principal of, and interest on all of the Securities, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or satisfied by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as a party hereto, and the Company shall be discharged from its obligations (except in the case of any such lease) under the Securities and this Indenture.  Such successor Person thereupon may cause to be signed, and may issue the Securities either in its own name or in the name of the Company.

Upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, sale, conveyance or transfer, upon compliance with this Article 5 the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Securities and from its obligations under this Indenture.

Section 5.03.  Opinion of Counsel to be Given to Trustee.  Prior to execution of any supplemental indenture pursuant to this Article 5, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 5.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.  An “Event of Default” shall occur if:

(a)                       the Company defaults in any payment of interest on any Security when due and such default continues for a period of 30 calendar days;

(b)                       the Company defaults in the payment of the principal of any Security when due and at maturity, or the Company defaults in the payment of the Redemption Price, the Repurchase Price or the Fundamental Change Repurchase Price, in each case, when due upon declaration of acceleration or otherwise;

(c)                        the Company fails to pay cash and, if applicable, deliver shares of Common Stock (including the consideration due in respect of any increase in the Conversion Rate in connection with a Make-Whole Fundamental Change) as required pursuant to Article 10 upon the conversion of any Securities, in each case, when due, and such failure continues for a period of three calendar days;

(d)                       the Company fails to issue a Company Repurchase Notice in connection with a Fundamental Change or give notice of a Corporate Event in accordance with Section 10.01(a)(vi), in each case, on a timely basis as required in this Indenture;

(e)                        the Company fails to comply with its obligations under Article 5;

(f)                         the Company fails to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture (other than those referred to in (a), (b), (c), (d) or (e) above) and such failure continues for 60 days after written notice of such failure is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, in accordance with this Indenture;

(g)                        a failure to pay when due (whether at stated maturity or otherwise) by the Company or any Significant Subsidiary of the Company, after the expiration of any applicable grace period, of principal of or interest on indebtedness for borrowed money, where the amount of such unpaid principal and/or interest is in an aggregate amount in excess of $50 million (or its foreign currency equivalent), or a default that results in the acceleration of maturity, of any indebtedness for borrowed money of the Company or any Significant Subsidiary of the Company in an aggregate amount in excess of $50 million (or its foreign currency equivalent), and such failure or default continues for 30 calendar days after written notice of such failure or default is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding;

(h)                       a final judgment for the payment in excess of $50 million (or its foreign currency equivalent) (excluding any amounts covered by insurance or subject to a binding indemnity from a financially responsible third party with resources sufficient to pay such indemnity obligation when due) rendered against the Company or any Significant Subsidiary of the Company, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)                           the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

(i)                       commences a voluntary case;

(ii)                    consents to the entry of an order for relief against it in an involuntary case;

(iii)                 consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv)                makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(j)                          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                       is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case;

(ii)                    appoints a Custodian of the Company or any Significant Subsidiary of the Company or for any substantial part of its property; or

(iii)                 orders the winding up or liquidation of the Company or any Significant Subsidiary of the Company;

or any similar relief is granted under any foreign laws, and, in each such case, the order or decree remains unstayed and in effect for 60 consecutive days.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

The Company shall deliver to the Trustee, promptly upon becoming aware of any Default, written notice in the form of an Officer’s Certificate of any Default known to the party, its status and what action the Company is taking or proposes to take with respect thereto.

Section 6.02.  Acceleration.  If an Event of Default (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by written notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately.  If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  The Holders of a majority in aggregate principal amount of the

Securities by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if (i) the Company has paid (or deposited with the Trustee) all overdue interest on all the Securities and the principal amount (including the Redemption Price, the Fundamental Change Repurchase Price and the Repurchase Price, if applicable) of the Securities that has become due otherwise than by such acceleration or declaration, as well as paid interest upon overdue interest to the extent that payment of such interest is lawful and paid to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and (ii) all existing Events of Default have been cured or waived except nonpayment of principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Repurchase Price, if applicable) or interest that has become due solely because of acceleration.  No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03.  Other Remedies.  If an Event of Default occurs and is continuing, and the principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Repurchase Price, if applicable) of and accrued but unpaid interest on the Securities has been declared due and payable as provided in Section 6.02 the Trustee may pursue any available remedy to collect the payment of principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Repurchase Price, if applicable) of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 6.04.  Waiver of Defaults and Events of Default.  The Holders of a majority in aggregate principal amount of the Securities outstanding by written notice to the Trustee may on behalf of the Holders of all the Securities, waive any Default or Event of Default and its consequences and rescind any related acceleration, except with respect to (i) failure by the Company to pay the principal of or interest on a Security when due, (ii) failure by the Company to convert any Securities into cash and, if applicable, shares of Common Stock as required under the terms of this Indenture, (iii) failure by the Company to pay the Redemption Price on the Redemption Date in connection with a redemption by the Company, the Repurchase Price on the Repurchase Date in connection with a Holder’s exercising its repurchase rights or the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date in connection with a Holder’s exercising its Fundamental Change repurchase rights, or (iv) failure by the Company to comply with any of the provisions under Section 9.02 that cannot be amended without the consent of each Holder affected.  When an Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Event of Default or impair any consequent right.

Section 6.05.  Control by Majority.  The Holders of a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 6.06.  Limitation on Suits.  Except to enforce the right to receive payment of principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Repurchase Price, if applicable) or interest when due or in the case of the Company’s failure to convert the Securities as required under this Indenture, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(a)                       the Holder has given the Trustee written notice stating that an Event of Default is continuing;

(b)                       the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

(c)                        such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any costs, liability and expense of the Trustee;

(d)                       the Trustee fails to comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e)                        the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holder).

Anything contained in this Indenture or the Securities to the contrary notwithstanding, the Holder of any Securities, without the consent of either the Trustee or the Holder of any other Securities, on its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

Section 6.07.  Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of (including the Redemption Price, Fundamental Change Repurchase Price or Repurchase Price, if applicable) and accrued interest on the Securities held by such Holder, or payment of the cash and, if applicable, delivery of the shares of Common Stock issuable upon conversion of the Securities, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment or delivery on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.  Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(a) or 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.06.

Section 6.09.  Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06.

Section 6.10.  Priorities.  If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST:  to the Trustee for amounts due under this Indenture;

SECOND:  to Holders for amounts due and unpaid on the Securities for principal (including the Redemption Price, Fundamental Change Repurchase Price or Repurchase Price, if applicable) and interest, ratably without preference or priority of any kind, according to the amounts due and payable on the Securities for principal (including the Redemption Price, Fundamental Change Repurchase Price or Repurchase Price, if applicable) and interest, respectively; and

THIRD:  to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section.  At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

Section 6.11.  Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the

Securities or to any suit instituted by any Holder of Securities for the enforcement of the payment of the principal of or interest on any Securities on or after the due date expressed in such Securities or to any suit for the enforcement of the right to convert any Securities in accordance with the provisions of Article 10.

Section 6.12.  Waiver of Stay, Extension or Usury Laws.  The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.13.  Alternative Remedy for Failure to Comply with Reporting Obligations.  Notwithstanding any other provision of this Article 6, if the Company so elects, the sole remedy for an Event of Default relating to the failure to comply with Section 4.03(b) shall consist exclusively of the right to receive additional interest (the “Default Additional Interest”) on the Securities at a rate equal to (x) 0.25% per annum of the principal amount of the Securities outstanding for each day during the 90-day period on which such Event of Default is continuing beginning on, and including, the date on which such Event of Default first occurs and (y) 0.50% per annum of the principal amount of the Securities outstanding for each day during the 90-day period beginning on, and including, the 91st day on which such Event of Default is continuing.  In the event the Company does not elect to pay the Default Additional Interest upon an Event of Default in accordance with this Section 6.13, the Securities shall be subject to acceleration as provided in Section 6.02.  The Default Additional Interest shall accrue on all outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with Section 4.03(b) first occurs to, but not including, the 181st day thereafter (or such earlier date on which the Event of Default relating to such failure shall have been cured or waived) and shall be payable in the same manner and on the same dates as the stated interest payable on the Securities. On such 181st day (or earlier, if the Event of Default relating to such failure is cured or waived prior to such 181st day day) such Default Additional Interest shall cease to accrue and the Securities shall be subject to acceleration as provided above if the Event of Default is continuing. In no event shall Default Additional Interest accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay the Default Additional Interest. The provisions of this Section 6.13 shall not affect the rights of holders of Securities in the event of the occurrence of any other Event of Default.

ARTICLE 7
TRUSTEE

Section 7.01.  Duties of Trustee.  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)                       Except during the continuance of an Event of Default:

(i)                                the Trustee need only perform such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                             in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                        The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)                                this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)                             the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                       Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)                        The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)                         Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                        No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)                                 Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02.  Rights of Trustee.  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                  Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)                   The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                  The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)                   The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, note, debenture, other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g)                   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

(h)                  The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(i)                      Subject to Section 7.01(c), in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)                     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(k)                  The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l)                      The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03.  Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Conversion Agent, Paying Agent, Registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Sections 7.09 and 7.10.

Section 7.04.  Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.05.  Notice of Defaults.  (a) The Trustee shall not be deemed to have notice of any Default, other than a payment default, unless a Trust Officer shall have been advised in writing that a Default has occurred.  No duty imposed upon the Trustee in this Indenture shall be applicable with respect to any Default of which the Trustee is not deemed to have such notice.

(b)                  If a default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the default within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee.  Except in the case of a default in payment of principal (including the Redemption Price, the Fundamental Change Repurchase Price and the Repurchase Price, if applicable) or interest on any Security or failure by the Company to convert the Securities as required by this Indenture, the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the Holders.

Section 7.06.  Compensation and Indemnity.  The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Company shall indemnify the Trustee, and hold it harmless, against any and all loss, claim (whether asserted by the Company, a Holder or any other Person)

liability or expense (including reasonable attorneys’ fees) incurred by or in connection with the offer and sale of the Securities or the administration of this trust and the performance of its duties and exercise of its rights hereunder.  The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Company shall not relieve the Company of its indemnity obligations hereunder.  The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense.  Such indemnified parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense.  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct and negligence.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any liquidated damages on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(i) or 6.01(j) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.07.  Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company.  The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.  The Company shall remove the Trustee if:

(a)                       the Trustee fails to comply with Section 7.09;

(b)                       the Trustee is adjudged bankrupt or insolvent;

(c)                        a receiver or other public officer takes charge of the Trustee or its property; or

(d)                       the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

If the Trustee fails to comply with Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08.  Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.09.  Eligibility of Trustee.  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $50,000,000.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.10.  Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE 8
DISCHARGE OF INDENTURE

Section 8.01.  Discharge of Liability on Securities.  (a) At any time after all outstanding Securities have become due and payable, whether at the Maturity Date or as a result of the mailing of a Redemption Notice or upon a repurchase pursuant to Article 3 hereof, and any pending conversions have been completed (including payment of all cash and delivery of all shares of Common Stock, if any, payable and/or deliverable pursuant to such conversions in accordance with Section 10.13) then this Indenture shall, subject to Section 8.01(b), cease to be of further effect when (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.12) for cancellation or (ii) the Company irrevocably deposits with the Trustee or the Paying Agent cash and/or (in the case of conversion) shares of Common Stock sufficient to pay at maturity or upon redemption or repurchase all outstanding Securities, including interest thereon to but excluding, maturity or such redemption or repurchase date (other than Securities replaced pursuant to Section 2.12), and if in each such case the Company pays all other sums payable hereunder by the Company.  The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b)                       Notwithstanding clause (a) above, the Company’s obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 2.12, 7.06, 7.07 and in this Article 8 shall survive until the Securities have been paid in full.  Thereafter, the Company’s obligations in Sections 7.06, 8.03 and 8.04 shall survive.

Section 8.02.  Application of Trust Money.  The Trustee shall hold in trust money deposited with it pursuant to this Article 8.  It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities in accordance with this Indenture in relation to the conversion of Securities pursuant to the terms hereof.

Section 8.03.  Repayment to Company.  The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money and/or securities must look to the Company for payment as general creditors.

Section 8.04.  Reinstatement.  If the Trustee or Paying Agent is unable to apply any money in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article 8; provided that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENTS

Section 9.01.  Without Consent of Holders.  The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

(a)                       to secure the Securities, including provisions regarding the circumstances under which collateral may be released or substituted;

(b)                       to evidence the succession of another Person to the Company under the terms of this Indenture or successive successions, and provide for the assumption of the Company’s obligations to the Holders in the event of a merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety;

(c)                        to surrender any right or power conferred upon the Company;

(d)                       to add to the covenants of the Company for the benefit of the Holders;

(e)                        to cure any ambiguity or correct or supplement any inconsistency or defective provision contained in this Indenture; provided that such modification or amendment does not adversely affect the interests of the Holders; provided further that any amendment made solely to conform the provisions of this Indenture to the description of the Securities contained in the Offering Memorandum will not be deemed to adversely affect the interests of the Holders of the Securities;

(f)                         to make any provision or change with respect to matters or questions arising under this Indenture that the Company may deem necessary or desirable and that shall not be inconsistent with provisions of this Indenture; provided that such change or modification does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Holders;

(g)                        to increase the Conversion Rate in accordance with this Indenture;

(h)                       if applicable, to comply with any requirements of the Commission in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

(i)                           to add or provide for the guarantee of obligations under the Securities or additional obligors on the Securities;

(j)                          to provide for or confirm the issuance of Additional Securities in accordance with the terms of this Indenture; or

(k)                       to provide for a successor Trustee.

After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.02.  With Consent of Holders.  The Company and the Trustee may amend this Indenture or the Securities with the written consent or affirmative vote of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities), without notice to any other Holder.  However, without the consent of each Holder of an outstanding Security affected, an amendment may not:

(a)                       extend the Maturity Date;

(b)                       reduce the rate of or extend the time for payment of interest on any Security;

(c)                        reduce the principal amount of any Security;

(d)                       reduce any amount payable upon redemption or repurchase (whether at the option of the Holder or upon the occurrence of a Fundamental Change) of any Security;

(e)                        impair the right of a Holder to institute suit for payment of any Securities;

(f)                         make any Security payable in a currency other than that stated in the Security;

(g)                        change the obligation of the Company to redeem any Security called for redemption in a manner adverse to the Holders;

(h)                       change the obligation of the Company to repurchase any Security at the option of the Holder or upon a Fundamental Change in a manner adverse to the Holders;

(i)                           except as required by this Indenture, adversely affect the right of a Holder to convert any Securities into cash and, if applicable, shares of Common Stock (or to the extent otherwise applicable, other property, including cash, receivable upon conversion pursuant to the terms of this Indenture) or reduce the Conversion Rate, except as otherwise permitted pursuant to this Indenture; or

(j)                          make any changes in Section 6.04 or 6.07, the first sentence of this Section 9.02 regarding the percentage of the Securities required for consent or any modification of this Indenture that does not require the consent of each affected Holder or the second sentence of this Section 9.02.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Section 9.03.  Compliance with Trust Indenture Act.  Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect if required to so comply.

Section 9.04.  Revocation and Effect of Consents and Waivers.  A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Holder.  An amendment or waiver becomes effective once (i) the requisite number of consents have been received by the Company or the Trustee and (ii) in the case of an amendment, such amendment has been executed by the Company and the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No consent shall be valid or effective for more than 120 days after such record date unless consents from holders of the principal amount of Securities required hereunder to give such consent or take such action shall have also been given and not revoked within such 120-day period.

Section 9.05.  Notation on or Exchange of Securities.  If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

Section 9.06.  Trustee to Sign Amendments.  The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

ARTICLE 10
CONVERSION OF SECURITIES

Section 10.01.  Right to Convert.  (a) Subject to and upon compliance with the provisions of this Indenture, at any time prior to the close of business on the Business Day immediately preceding the Maturity Date, the Holder of any Securities not previously redeemed or repurchased shall have the right, at such Holder’s option, to convert the Securities held by such Holder, or any portion of such principal amount that is an integral multiple of $1,000, into cash and, if applicable, fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) as described in Section 10.13, at the Conversion Rate in effect at such time, by surrender of the Securities so to be converted in whole or in part, together with any required funds as set forth in Section 2.03, under the circumstances described in this Section 10.01 and in the manner provided in Section 10.02.  Holders may convert their Securities only upon the occurrence of one of the following events or during one of the following periods:

(i)                                     at any time during the periods from, and including, February 15, 2018 until the close of business on the Business Day immediately preceding August 20, 2018 and from, and including, February 15, 2033 until the close of business on the Business Day immediately preceding the Maturity Date;

(ii)                                  on any date during any calendar quarter beginning after December 31, 2013 (and only during such calendar quarter), if the Closing Sale Price of the Common Stock was more than 130% of the then current Conversion Price for at least 20 Trading Days (whether or not consecutive) in the period of the 30 consecutive Trading Days ending on the last Trading Day of the previous calendar quarter;

(iii)                               with respect to any Securities called for redemption pursuant to Section 3.01, until the close of business on the Business Day immediately prior to the relevant Redemption Date;

(iv)                              if the Company distributes to all or substantially all holders of the Common Stock rights or warrants (other than pursuant to a stockholder rights plan) entitling them to purchase, for a period of 45 calendar days or less, shares of Common Stock at a price per share of Common Stock less than the average Closing Sale Price per share of the Common Stock for the ten Trading Days preceding the declaration date for such distribution;

(v)                                 if the Company distributes to all or substantially all holders of the Common Stock, cash or other assets, debt securities or rights to purchase the Company’s securities (other than pursuant to a stockholder rights plan), which distribution has a per share value exceeding 10% of the Closing Sale Price per share of the Common Stock on the Trading Day preceding the declaration date for such distribution;

(vi)                              if a Fundamental Change or a Make-Whole Fundamental Change occurs, regardless of whether a Holder has the right to require the Company to repurchase the Securities as set forth under Section 3.04, or if the Company is party to a Specified Transaction (each such Fundamental Change, Make-Whole Fundamental Change or Specified Transaction, a “Corporate Event”), at any time from and after the date that is 30 Scheduled Trading Days prior to the anticipated effective date of the Corporate Event (or, if later, the Business Day after the Company gives notice of such Corporate Event) until 35 Trading Days after the actual effective date of such Corporate Event or, if such Corporate Event also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date, and the Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) (x) as promptly as applicable following the date the Company publicly announces such Corporate Event but in no event less than 30 Scheduled Trading Days prior to the anticipated effective date of such Corporate Event, or (y) if the Company does not have knowledge of such Corporate Event, within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such Corporate Event, but in no event later than the actual effective date of such Corporate Event;

(vii)                           during the five consecutive Business-Day period immediately following any ten consecutive Trading-Day period in which the Trading Price per $1,000 principal amount of the Securities, as determined following a request by a Holder in accordance with Section 10.01(b)(ii), for each Trading Day during such ten Trading-Day period was less than 98% of the product of the Closing Sale Price of the Common Stock for each day during such ten Trading-Day period and the then current Conversion Rate (the “Trading Price Condition”).

(b)                       (i) The Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) in writing on or prior to the fifth Business Day following the first day of each calendar quarter commencing after August 21, 2013 whether the Securities may be surrendered for conversion in accordance with Section 10.01(a)(ii).

(ii)                                  The Trustee shall determine the Trading Price of the Securities upon the written request of the Company.  The Company shall have no obligation to request that the Trustee determine the Trading Price of the Securities unless a Holder of the Securities provides the Company with reasonable written evidence that the Trading Price of $1,000 principal amount of the Securities would be less than 98% of the product of the Closing Sale Price of the Common Stock and the then current Conversion Rate and requests that the Company requests such determination from the Trustee. At such time, the Company shall instruct the Trustee in writing to, and the Trustee shall, determine the Trading Price of the Securities on the next Trading Day and for each following Trading Day until the minimum Trading Price threshold of 98% of the product of the Closing Sale Price of the Common Stock and the then current Conversion Rate is exceeded.  If the Company does not instruct the Trustee to determine the Trading Price of the Securities when required, or if the Company instructs the Trustee to make such determination and the Trustee fails to do so, then, in either case, the Trading Price for each Trading Day the Company or the Trustee, as the case may be, fails to do so will be deemed to be less than 98% of the product of the Closing Sale Price of the Common Stock and the then current Conversion Rate.

The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee’s duties and obligations pursuant to this Section 10.01(b)(ii) (including without limitation the calculation or determination of the Closing Sale Price and the Trading Price), and the Company shall, if requested by the Trustee, cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Section 10.01(b)(ii).  Upon determination of the Closing Sale Price and the Trading Price, the Trustee shall notify the Company in writing of such determination.

(c)                        In the case of a distribution contemplated by clauses (iv) or (v) of Section 10.01(a), the Company shall notify Holders at least 25 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time until the earlier of (i) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution and (ii) any announcement by the Company that such distribution will not take place.  Holders may not convert their Securities pursuant to clauses (iv) or (v) of Section 10.01(a) if the Holders may otherwise participate in the relevant distribution without converting their Securities as a result of holding the Securities at the same time and upon the same terms that holders of Common Stock participate as if the Holder had held a number of shares of Common Stock equal to the Conversion Rate multiplied by the principal amount (expressed in thousands) of the Securities held by the Holder.

(d)                       Securities in respect of which a Holder has delivered a Fundamental Change Repurchase Notice or a Repurchase Notice exercising such Holder’s right to require the Company to repurchase such Securities pursuant to Section 3.04 or Section 3.05, as the case may be, may be converted only if such Fundamental Change Repurchase Notice or a Repurchase Notice, as applicable, is withdrawn in accordance with Section 3.07 prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date or the Repurchase Date, as applicable.

Section 10.02.  Exercise of Conversion Right; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends.  In order to exercise the conversion right with respect to any Securities in certificated form, the Company must receive at the office or agency of the Company, which will initially be the office or agency of the Trustee maintained for that purpose in The City of New York, such Securities with the original or facsimile of the form entitled “Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such Securities duly endorsed for transfer, together with any other required transfer documents, accompanied by the funds, if any, required by Section 2.03.  Such notice shall also state the name or names (with address or addresses) in which the shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 10.08.

In order to exercise the conversion right with respect to any interest in a Global Security, the Holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program; deliver, or cause to be delivered, by book-entry delivery an interest in such Global Security; furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion

Agent; and pay the funds, if any, required by Section 2.03 and any transfer or similar taxes if required pursuant to Section 10.08.

After satisfaction of the requirements for conversion set forth above, the Company will pay cash and deliver shares of Common Stock, if any, in accordance with Section 10.13.  In case any Securities of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge to the Holder, a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

Each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) on the date on which the requirements set forth above in this Section 10.02 have been satisfied as to such Securities (or portion thereof) (the “Conversion Date”) and such Securities will be deemed to have been converted immediately prior to the close of business on the relevant Conversion Date; provided, however, that the Person in whose name any shares of Common Stock shall be issuable upon conversion shall become the holder of record of such shares as of the close of business on the last Trading Day of the relevant Conversion Observation Period.

Upon the conversion of an interest in a Global Security, the Trustee (or other Conversion Agent appointed by the Company), or the custodian for the Global Security at the direction of the Trustee (or other Conversion Agent appointed by the Company), shall make a notation on such Global Security as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

Section 10.03.  Cash Payments in Lieu of Fractional Shares.  No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered.  If any fractional share of stock would be issuable upon the conversion of any Security or Securities, the Company shall make an adjustment and payment therefor in cash to the Holder of Securities at a price equal to the Closing Sale Price on the final Trading Day of the Conversion Observation Period.

Section 10.04.  Conversion Rate.  Each $1,000 principal amount of the Securities shall be convertible into cash and/or the number of shares of Common Stock, if any, based upon the Conversion Rate, subject to adjustment as provided in Section 10.05 and Section 10.06.  The Company shall settle its obligation to convert the Securities as provided in Section 10.13.

Section 10.05.  Adjustment to Conversion Rate upon a Make-Whole Fundamental Change.  (a) If and only to the extent a Holder elects to convert its Securities in connection with a Make-Whole Fundamental Change that occurs prior to August 20, 2018, the Company shall increase the Conversion Rate applicable to such converted Securities by a number of additional shares of Common Stock (the “Additional Shares”) as set forth below.  A conversion of Securities shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Conversion Notice is received by the Conversion Agent following the Effective Date of the Make-Whole Fundamental Change but before the close of business on the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (c) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).  For the avoidance of doubt, if a Holder converts its Securities on or prior to the Effective Date of any Make-Whole Fundamental Change, then, whether or not such Make-Whole Fundamental Change occurs, such Holders shall not be entitled to an increased Conversion Rate in connection with such conversion and such Make-Whole Fundamental Change.

The number of Additional Shares by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share for the Common Stock in such Make-Whole Fundamental Change.  If holders of the Common Stock receive only cash in the Make-Whole Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of the Common Stock on the five Trading Days prior to, but not including, the Effective Date of such Make-Whole Fundamental Change.

The following table sets forth the number of Additional Shares per $1,000 principal amount of Securities by which the Conversion Rate shall be increased for conversions of Securities in connection with a Make-Whole Fundamental Change based on the Effective Date and Stock Price for the Make-Whole Fundamental Change:

	Stock Price
Effective Date	$13.45	$15.00	$16.00	$17.00	$18.83	$20.00	$22.50	$25.00	$30.00	$35.00	$40.00	$50.00	$60.00
August 21, 2013	21.2427	17.2842	15.1075	13.2714	10.5875	9.2273	6.9833	5.3766	3.3229	2.1394	1.4171	0.6535	0.3049
August 15, 2014	21.2427	17.0926	14.8185	12.9082	10.1395	8.7469	6.4741	4.8756	2.8800	1.7705	1.1183	0.4620	0.1842
August 15, 2015	21.2427	16.7527	14.3464	12.3400	9.4624	8.0343	5.7446	4.1756	2.2955	1.3120	0.7676	0.2649	0.0784
August 15, 2016	21.2427	16.1164	13.5357	11.4054	8.4020	6.9441	4.6735	3.1902	1.5373	0.7650	0.3848	0.0859	0.0066
August 15, 2017	21.2427	14.9856	12.1128	9.7826	6.6055	5.1347	2.9945	1.7454	0.5914	0.1940	0.0537	0.0000	0.0000
August 20, 2018	21.2427	13.5600	9.3933	5.7168	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(b)                       If the Stock Price or Effective Date for a Make-Whole Fundamental Change are not set forth in the table above, then:

(1)                                 if the Stock Price is between two Stock Price amounts on the table or the Effective Date is between two Effective Dates on the table, the number of Additional Shares shall be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year;

(2)                                 if the Stock Price in excess of $60.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate; or

(3)                                 if the Stock Price less than $13.45 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 74.3494 per $1,000 principal amount of the Securities, subject to adjustments in the same manner as the Conversion Rate pursuant to Section 10.06.  For the avoidance of doubt, the settlement of conversions of the Securities in connection with a Make-Whole Fundamental Change shall be subject to the Daily Share Cap, if applicable.

(c)                        The numbers of Additional Shares of Common Stock set forth in the table in Section 10.05(a) shall be adjusted as of any date on which the Conversion Rate is adjusted in the same manner in which the Conversion Rate is adjusted.  The Stock Prices set forth in the first row of the table in Section 10.05(a) shall be simultaneously adjusted to equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which shall be the Conversion Rate immediately prior to the adjustment and the denominator of which shall be the Conversion Rate as so adjusted.

(d)                       The Company shall provide written notice to all Holders and to the Trustee as promptly as practicable after the Company publicly announces such Make-Whole Fundamental Change, which shall be at least 20 calendar days prior to the anticipated Effective Date of a Make-Whole Fundamental Change to which the Company is a party.

Section 10.06.  Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders have the right to participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Securities, in any of the transactions described in this Section 10.06, without having to convert their Securities, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder.

(a)                       If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0                              =                            the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR’                               =                            the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;

OS0                                =                            the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date; and

OS’                                 =                            the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 10.06(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this Section 10.06(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)                       If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0                              =                            the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR’                               =                            the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0                                =                            the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X                                            =                            the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y                                            =                            the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 10.06(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance.  To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 10.06(b) and for the purpose of Section 10.01(a)(iv), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)                        If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 10.06(a) or Section 10.06(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 10.06(d), and (ii) Spin-Offs as to which the provisions set forth below in this Section 10.06(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0                              =                            the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’                               =                            the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0                                  =                            the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV                         =                            the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 10.06(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared.  Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Security shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.  If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 10.06(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 10.06(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0                              =                            the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR’                               =                            the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0                    =                            the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Closing Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0                             =                            the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 10.06(c) related to Spin-Offs with respect to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, but excluding, the Conversion Date in determining the Conversion Rate.  If the Ex-Dividend Date of the Spin-Off is after the 10th Trading Day immediately preceding, and including, the end of the Conversion Observation Period in respect of a conversion of Securities, references in the preceding paragraph to 10 Trading Days will be deemed to be replaced, solely in respect of that conversion of Securities, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Conversion Observation Period.

For purposes of this Section 10.06(c) (and subject in all respect to Section 10.12), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.06(c) (and no adjustment to the Conversion Rate under this Section 10.06(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.06(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.06(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 10.06(a), Section 10.06(b) and this Section 10.06(c), if any dividend or distribution to which this Section 10.06(c) is applicable also includes one or both of:

(A)                               a dividend or distribution of shares of Common Stock to which Section 10.06(a) is applicable (the “Clause A Distribution”); or

(B)                               a dividend or distribution of rights, options or warrants to which Section 10.06(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 10.06(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 10.06(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 10.06(a) and Section 10.06(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 10.06(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 10.06(b).

(d)                       If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0                              =                            the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR’                               =                            the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0                                  =                            the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C                                            =                            the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 10.06(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Security shall receive, for each $1,000 principal amount of Securities, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)                        If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Sale Prices of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0                              =                            the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR’                               =                            the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC                                   =                            the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0                                =                            the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS’                                 =                            the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP’                                   =                            the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading-Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 10.06(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 10.06(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the expiration date of such tender or exchange offer to, but excluding, the Conversion Date in determining the Conversion Rate. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the end of the Conversion Observation Period in respect of a conversion of Securities, references in the preceding paragraph to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion of Securities, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day of such Conversion Observation Period.

(f)                         [Reserved.]

(g)                        Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or carrying the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h)                       In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 10.06, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest.  In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event.  Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Security at its last address appearing on the Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)         Notwithstanding anything to the contrary in this Section 10.06, the Conversion Rate shall not be adjusted:

(i)        upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)       upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)      upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Securities were first issued;

(iv)     solely for a change in the par value of the Common Stock; or

(v)      for accrued and unpaid interest, if any.

(j)         All calculations and other determinations under this Article 10 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k)        Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Trust Officer shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall issue a press release containing such relevant information and make this information available on the Company’s website or through another public medium as it may use at that time.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)         For purposes of this Section 10.06, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 10.07.  Effect of Reclassification, Consolidation, Merger or Sale.  If any of the following events occur, namely:

(a)        any reclassification or change of the outstanding Common Stock (other than as a result of a subdivision or combination),

(b)        any consolidation, entrance into a binding share exchange or merger of the Company with or into another Person or

(c)        any sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s and its Subsidiaries’ assets, taken as a whole, to any other Person or Persons,

in each case, pursuant to which holders of Common Stock receive stock, other securities or other property or assets (including cash or any combination thereof) (the “Reference Property”) with respect to or in exchange for such Common Stock (a “Specified Transaction”), then, at the effective time of the Specified Transaction, the Company or such successor, purchaser or transferee Person, as the case may be, shall execute with and deliver to the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) to provide that each outstanding Security shall, without the consent of any Holders, become convertible into the kind and amount of Reference Property that such Holder would have received if it held, for each $1,000 principal amount of Securities held, a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Specified Transaction, except that, at and after the effective time of the Specified Transaction (w) the amount otherwise payable in cash upon conversion of the Securities shall continue to be payable in cash, (x) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Securities being converted, (y) the number of shares of Common Stock, if any, otherwise deliverable upon conversion of the Securities shall instead be deliverable in the amount and type of Reference Property that a holder of such number of shares of Common Stock would have received in such Specified Transaction and (z) the VWAP Price shall be calculated based on the value of a unit of Reference Property that a holder of one share of Common Stock would have received in such Specified Transaction.  If the Specified Transaction causes the Common Stock to be converted into, or exchanged for, or constitute the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Securities shall be convertible or used to calculate the VWAP Price, as the case may be, shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. If Holders receive only cash in such Specified Transaction, then for all conversions that occur after the effective date of such Specified

Transaction (i) the consideration due upon conversion of each $1,000 principal amount of Securities shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares), multiplied by the price paid per share of Common Stock in such Specified Transaction and (ii) the Company shall satisfy its conversion obligation by paying cash to converting holders on the third Business Day immediately following the Conversion Date. The Company shall notify holders, the Trustee and the Conversion Agent of such weighted average as soon as practicable after such determination is made (and make such notification available on its website). The Company shall not become a party to any such Specified Transaction unless its terms are consistent with the foregoing.  If, in the case of any such Specified Transaction, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Specified Transaction, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article 10.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 10.07 shall similarly apply to successive Specified Transactions.

Section 10.08.  Taxes on Shares Issued.  The issue of stock certificates on conversions of Securities shall be made without charge to the converting Holder of Securities for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof.  The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in any name other than that of the Holder of any Securities converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 10.09.  Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.  The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Securities, including any Additional Shares, from time to time as such Securities are presented for conversion.

Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock that may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

The Company further covenants that, if at any time the Common Stock shall be listed on The NASDAQ Global Select Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Securities; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such exchange or automated quotation system at such time.

Section 10.10.  Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any capital stock, other securities or other assets or property, which may at any time be issued or delivered upon the conversion of any Securities; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.07 relating either to the kind or amount of shares of capital stock or other securities or other assets or property (including cash) receivable by Holders of Securities upon the conversion of their Securities after any event referred to in such Section 10.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate and Opinion of Counsel (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 10.11.  Notice to Holders Prior to Certain Actions.  In case:

(a)        the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 10.06; or

(b)        the Company shall authorize the granting to the Holders of all or substantially all of its Common Stock or rights or warrants to subscribe for or purchase any share of any class of its Capital Stock or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 10.06;

(c)        of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d)        of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Securities at its address appearing on the Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up; provided that a separate notice shall not be required under this Section if such notice has been effectively provided under another provision of this Indenture.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 10.12.  Stockholder Rights Plans.  To the extent that the Company has any stockholder rights plan (i.e., a “poison pill”) in effect, upon any conversion of the Securities, the converting Holder shall receive, in addition to any shares of Common Stock received in connection with such conversion, the rights under the rights plan attached to such shares of Common Stock, unless prior to such conversion, the rights plan has terminated or expired, all the rights have been redeemed or the rights have separated from the Common Stock.  There shall be no adjustment to the Conversion Rate with respect to the adoption of any such rights plan and the distribution of the rights with respect to shares of Common Stock, unless the rights have separated from the Common Stock, in which case, the Conversion Rate shall be adjusted pursuant to Section 10.06(c) at the time of separation as if the Company distributed to all holders of the Common Stock at such time the rights, and shall be further adjusted in the event of any events affecting such rights following any separation from the Common Stock and subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 10.13.  Settlement Upon Conversion; Cash Percentage Election.  (a) Upon any conversion of Securities, the Company will deliver to converting Holders in respect of each $1,000 principal amount of Securities being converted a “Conversion Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the Conversion Observation Period.  Settlement in cash and shares of Common Stock, if any, shall occur no later than the third Business Day following the final Trading Day of the Conversion Observation Period.

(b)        By the close of business on the Business Day immediately prior to the first Scheduled Trading Day of the relevant Conversion Observation Period, the Company may specify a percentage of the Daily Share Amount that will be settled in cash (the “Cash Percentage”), and the Company shall notify Holders of such Cash Percentage by notifying the Trustee in writing (the “Cash Percentage Notice”).  If the Company elects to specify a Cash Percentage, (x) the amount of cash with respect to the Daily Share Amount that the Company shall pay in respect of each Trading Day in the relevant Conversion Observation Period shall equal the product of: (i) the Cash Percentage, (ii) the Daily Share Amount for such Trading Day (assuming the Cash Percentage were equal to 0%), and (iii) the VWAP Price for such Trading Day and (y) the number of shares of Common Stock delivered in respect of each Trading Day in the relevant Conversion Observation Period shall be a percentage of the Daily Share Amount (assuming the Cash Percentage were equal to 0%) equal to 100% minus the Cash Percentage, subject to the Daily Share Cap as set forth in Section 10.14.

If the Company does not specify a Cash Percentage by the close of business on the Business Day immediately prior to the first Scheduled Trading Day of the relevant Conversion Observation Period, such Cash Percentage shall be deemed to be 0%, and the Company shall settle 100% of the Daily Share Amount for each Trading Day in the relevant Conversion Observation Period with shares of Common Stock, subject to the Daily Share Cap as set forth in Section 10.14; provided that the Company shall pay cash in lieu of any fractional shares otherwise issuable upon conversion of such Securities in accordance with Section 10.03.

Section 10.14.  Limit on Issuance of Shares of Common Stock Upon Conversion.  Notwithstanding anything to the contrary in this Indenture, in the event that the number of shares of Common Stock issuable in respect of the Daily Settlement Amount for any Trading Day during the Conversion Observation Period exceeds the Daily Share Cap, such number of shares of Common Stock for such Trading Day shall equal the Daily Share Cap, and the Company shall have no obligation to pay cash or deliver any other consideration in lieu of delivering the excess shares that the Company otherwise would have been obligated to deliver in the absence of the Daily Share Cap.

ARTICLE 11
MISCELLANEOUS

Section 11.01.  Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.02.  Notices.  Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company:

JDS Uniphase Corporation
430 North McCarthy Boulevard
Milpitas, CA 95035
Attention:              Andrew Pollack, General Counsel

if to the Trustee:

Wells Fargo Bank, National Association
707 Wilshire Blvd., 17th Floor

Los Angeles, CA 90017

MAC #E2818-176
Attention:              Corporate Trust Services — Administrator for JDS Uniphase Corporation

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Register of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

With respect to any Global Security, references in this Indenture to any required “mailing” of a notice shall be deemed to refer to any other means of notice consistent with the Depositary’s applicable procedures.

Section 11.03.  Communication by Holders with Other Holders.  Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.04.  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture (other than with respect to the initial issuance of the initial $650,000,000 aggregate principal amount of the Securities), the Company shall furnish to the Trustee:

(a)        an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)        an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.05.  Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a)        a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)        a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)        a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)        a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 11.06.  When Securities Disregarded.  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded.  Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 11.07.  Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 11.08.  Legal Holidays.  In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 11.09.  Governing Law; Waiver of Jury Trial.  THIS INDENTURE AND THE SECURITIES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES.

Section 11.10.  No Recourse Against Others.  A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

Section 11.11.  Successors.  All agreements of the Company in this Indenture and the Securities shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.12.  Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

Section 11.13.  Table of Contents; Headings.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 11.14.  Calculations in Respect of the Securities.  Except as otherwise provided in Section 10.01(b)(ii) of this Indenture, the Company shall be responsible for making all calculations called for under this Indenture or the Securities. These calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, the VWAP Prices, the Daily Conversion Values, the Daily Share Cap, the Daily Settlement Amounts, accrued interest payable on the Securities, the Conversion Rate and Conversion Price. The Company or its agents shall make all these calculations in good faith and, absent manifest error, such calculations shall be final and binding on Holders.  The Company shall provide a schedule of these calculations to each of the Trustee and the Paying Agent upon request, and each of the Trustee and Conversion Agent is entitled to rely upon the accuracy of such calculations without independent verification. The Trustee shall forward these calculations to any Holder upon the written request of such Holder.

Section 11.15.  Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.16.  USA PATRIOT Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

JDS UNIPHASE CORPORATION, as Issuer

By:	/s/ Rex S. Jackson
Name: Rex S. Jackson
Title: Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael Tu
Name: Michael Tu
Title: Assistant Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

[INCLUDE THE FOLLOWING LEGEND IF A GLOBAL SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

[INCLUDE THE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)           REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)           AGREES FOR THE BENEFIT OF JDS UNIPHASE CORPORATION. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY

SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)          TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)          PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)          TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)          PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

JDS Uniphase Corporation

0.625% Senior Convertible Debentures due 2033

No.	[Initially](1) $

CUSIP No.: 46612J AE1
ISIN Number: US46612JAE10

JDS Uniphase Corporation, a Delaware corporation, promises to pay to [          ](2) [CEDE & CO., or its registered assigns](3), the principal sum [as set forth on the Schedule of Increases or Decreases in Global Security attached hereto](4) [of $[        ]](5), which amount, taken together with the principal amounts of all other outstanding Securities, shall not, unless permitted by the Indenture, exceed $650,000,000 in the aggregate at any time, on August 15, 2033.

Interest Payment Dates:  February 15 and August 15.

Regular Record Dates:  February 1 and August 1.

Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to convert this Security into cash and, if applicable, shares of Common Stock, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

(1) Insert for a Global Security

(2) Insert for a Physical Security.

(3) Insert for a Global Security.

(4) Insert for a Global Security.

(5) Insert for a Physical Security.

JDS UNIPHASE CORPORATION, as Issuer

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

[FORM OF REVERSE SIDE OF SECURITY]

JDS Uniphase Corporation

0.625% Senior Convertible Debentures due 2033

1.             Interest

(a)           JDS UNIPHASE CORPORATION, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate of 0.625% per annum.  The Company will pay interest semiannually on February 15 and August 15 of each year commencing on February 15, 2014.  Interest on the Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 21, 2013.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  If an Interest Payment Date or the Maturity Date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.

(b)           Except as otherwise specifically set forth, all references herein to “interest” include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.03(d), Section 4.03(e) and Section 6.13 of the Indenture.

2.             Paying Agent, Registrar and Conversion Agent

Initially, Wells Fargo Bank, National Association, a national banking association (the “Trustee”), will act as Paying Agent, Registrar and Conversion Agent.  The Company may appoint and change any Paying Agent, Registrar or co-registrar or Conversion Agent without notice.  The Company may act as Paying Agent, Registrar or co-registrar, or Conversion Agent.

3.             Indenture

The Company issued the Securities under an Indenture dated as of August 21, 2013 (the “Indenture”), between the Company and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

This Security is one of the Securities referred to in the Indenture issued in an initial aggregate principal amount of $650,000,000.  Additional Securities may be issued in accordance with the Indenture.  The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

4.             Optional Redemption

The Securities will not be redeemable at the option of the Company prior to August 20, 2018.  At any time on or after August 20, 2018, the Securities will be redeemable for cash at the option of the Company, in whole or in part, on not less than 25 Scheduled Trading Days nor more than 60 Business Days prior notice, at a Redemption Price set forth in the Indenture.

5.             Repurchase of Securities at the Option of Holders

If a Fundamental Change occurs at any time prior to maturity of the Security, this Security will be subject to a repurchase on the terms and conditions of the Indenture, at the option of the Holder, on a Fundamental Change Repurchase Date, specified by the Company.

Subject to the terms and conditions of the Indenture, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all or any portion of the Securities held by such Holder, on August 15, 2018, August 15, 2023, and August 15, 2028.

6.             Conversion

Upon the occurrence of certain events, and during certain periods, specified in the Indenture and in compliance with the provisions of the Indenture, on or prior to the close of business on the Business Day immediately preceding the Maturity Date of this Security, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of this Security into cash or a combination of cash and shares of Common Stock, at the Company’s election, determined as set forth in the Indenture, based on an initial Conversion Rate of 53.1067 shares of Common Stock per $1,000 principal amount of Securities, as the same may be adjusted pursuant to the terms of the Indenture.

7.             Denominations, Transfer, Exchange

The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

8.             Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

9.             Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable.  If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the

Company occurs, the principal of and interest on all the Securities will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

10.          No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

11.          Authentication

This Security shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

12.          Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

13.          Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

14.          CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Securities Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any Redemption Notice and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

CONVERSION NOTICE

TO:                           JDS UNIPHASE CORPORATION
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into cash and shares of Common Stock, if any, in accordance with the terms of the Indenture referred to in this Security, and directs that the check in payment for cash payable upon conversion or in lieu of fractional shares of Common Stock and the shares of Common Stock, if any, issuable and deliverable upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto.  Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares
of Common Stock are to be issued, or
Securities are to be delivered, other than
to and in the name of the registered holder.

Fill in for registration of shares if
to be issued, and Securities if to

be delivered, other than to and in the
name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

[FORM OF REPURCHASE NOTICE/FUNDAMENTAL CHANGE REPURCHASE NOTICE]

TO:                           JDS UNIPHASE CORPORATION
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from JDS Uniphase Corporation (the “Company”) regarding the right of Holders to elect to require the Company to repurchase the Securities and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the [Repurchase Date][Fundamental Change Repurchase Date] to the registered Holder hereof; provided that if such [Repurchase Date][Fundamental Change Repurchase Date] falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, then the [Repurchase Price][Fundamental Change Repurchase Price] will be equal to 100% of the principal amount of the Securities to be repurchased in accordance with the terms of the Indenture.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  The Securities shall be repurchased by the Company as of the [Repurchase Date][Fundamental Change Repurchase Date] pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s):

NOTICE:  The above signatures of the Holder(s) hereof must correspond with the name as written upon the face of the Securities in every particular without alteration or enlargement or any change whatever.

Securities Certificate Number (if applicable):

Principal amount to be repurchased (if less than all, must be $1,000 or integral multiples thereof):

Social Security or Other Taxpayer Identification Number:

[FORM OF ASSIGNMENT]

For value received                                                                            hereby sell(s) assign(s) and transfer(s) unto                                                                      (Please insert social security or other Taxpayer Identification Number of assignee) the within Securities, and hereby irrevocably constitutes and appoints                                                                              attorney to transfer said Securities on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Securities prior to the expiration of the holding period applicable to sales thereof under Rule 144(d) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Securities are being transferred:

☐            To JDS Uniphase Corporation or a subsidiary thereof; or

☐            To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended;

☐            Pursuant to a registration statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer; or

☐            Pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended;

and unless the Securities have been transferred to JDS Uniphase Corporation or a subsidiary thereof, the undersigned confirms that such Securities are not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Securities are to be delivered, other than to and in the name of the registered holder.

Signature Guarantee

NOTICE:  The signature on this Assignment must correspond with the name as written upon the face of the Securities in every particular without alteration or enlargement or any change whatever.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY(6)

The initial principal amount of this Global Security is                DOLLARS ($[                  ]). The following increases or decreases in this Global Security have been made:

Date	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

(6) For Global Securities only.